EXHIBIT 10.2

THIS DOCUMENT PREPARED BY:

[***]

Winderweedle, Haines, Ward

& Woodman, P.A.

Post Office Box 880

Winter Park, Florida 32790-0880

MORTGAGE AND SECURITY AGREEMENT

("Mortgage")

THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage"), made as of the 15th day of August, 2022, between HCW BIOLOGICS INC., a Delaware corporation, whose mailing address is 2929 North Commerce Parkway, Miramar, Florida 33025 (the "Borrower"), and COGENT BANK, a State Chartered Bank, whose mailing address is 420 South Orange Avenue, Suite 150, Orlando, Florida 32801 (the "Lender");

WITNESSETH:

WHEREAS, the Borrower is indebted to Lender in the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($6,500,000.00), together with interest thereon, as evidenced by that certain promissory note of even date herewith, executed by Borrower and delivered to Lender, (the "Note"), which by reference is made a part hereof to the same extent as though set out in full herein. The Note, this Mortgage, and all other documents executed in connection therewith, now or hereafter, are herein referred to as the "Loan Document(s)".

NOW, THEREFORE, to secure the performance and observance by Borrower of all covenants and conditions in the Note and all renewals, extensions and modifications thereof and in this Mortgage and in all other Loan Documents, and in order to charge the properties, interests and rights hereinafter described with such payment, performance and observance, and for and in consideration of the sum of ONE DOLLAR ($1.00) paid by Lender to Borrower this date, and for other valuable considerations, the receipt of which is acknowledged, Owner does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, deliver, set over, warrant and confirm unto Lender, its successors and assigns forever:

THE MORTGAGED PROPERTY

(A)
THE LAND. All the land located in the County of Broward, State of Florida, (the "Land"), described as follows, to-wit:

A PORTION OF TRACT D, MIRAMAR PARK OF COMMERCE, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 122, AT PAGE 24, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID TRACT D; THENCE SOUTH 02°09'31" EAST, 218 .52 FEET ALONG THE EASTERLY LINE OF SAID TRACT D AND THE WESTERLY RIGHT-OFWAY LINE OF CORPORATE WAY AS SHOWN ON SAID PLAT; THENCE SOUTHEASTERLY ALONG THE ARC OF A TANGENT CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 405.70 FEET, A CENTRAL ANGLE OF 06°10'12" AND AN ARC LENGTH OF 43.69 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 405.70 FEET, A CENTRAL ANGLE OF 38°48'20" AND AN ARC LENGTH OF 274.78 FEET TO THE MOST EASTERLY CORNER OF SAID TRACT D (THE LAST THREE (3) COURSES DESCRIBED BEING COINCIDENT WITH THE EASTERLY LINE OF SAID TRACT D AND THE WESTERLY RIGHT-OF-WAY LINE OF SAID CORPORATE WAY); THENCE SOUTH 42°50' 19" WEST, 350.44 FEET ALONG THE SOUTHERLY LINE OF SAID TRACT D TO THE SOUTHWEST CORNER OF SAID TRACT (SAID POINT BEING ON THE ARC OF A NON-TANGENT CURVE, RADIAL LINE THROUGH SAID POINT BEARS SOUTH 48°30'11" WEST); THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 754.32 FEET, A CENTRAL ANGLE OF 39°20' 18" AND AN ARC LENGTH OF 517.90 FEET ALONG THE WESTERLY LINE OF SAID TRACT D; THENCE NORTH 02°09'31" WEST, 12.80 FEET ALONG THE WEST LINE OF SAID TRACT D; THENCE NORTH 87°50'29" EAST, 302.35 FEET TO THE POINT Of BEGINNING.

SAID LAND LYING AND BEING IN THE CITY OF MIRAMAR, BROWARD COUNTY, FLORIDA.

(B)
THE IMPROVEMENTS. TOGETHER WITH all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, and all fixtures now or hereafter owned by Borrower and located in or on, or attached to, or used or intended to be used in connection with or with the operation of, the Land, buildings, structures or other improvements, or in connection with any construction being conducted or which may be conducted thereon, and owned by Borrower, including all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to any of the foregoing and all of the right, title and interest of Borrower in and to any such fixtures (subject to any lien, security interest or claim) together with the benefit of any deposits or payments now or hereafter made on such fixtures by Borrower or on its behalf (the "Improvements").

(C)
EASEMENTS OR OTHER INTERESTS. TOGETHER WITH all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to any of the property hereinabove described, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Borrower, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of Borrower of, in and to the same, including but not limited to all judgments, awards of damages and settlements hereafter made resulting from condemnation proceedings or the taking of the property described in paragraphs (A), (B) and (C) (the "Property") hereof or any part thereof under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Property hereof or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Property or any part thereof.

(D)
ASSIGNMENT OF RENTS. TOGETHER WITH all rents, royalties, issues, profits, revenue, income and other benefits derived from the rental of the Property to be applied against the indebtedness and other sums secured hereby, provided, however, that permission is hereby given to Borrower so long as no default has occurred hereunder, to collect, receive, take, use and enjoy such rents, royalties, issues, profits, revenue, income and other benefits as they become due and payable, but not in advance thereof, to enforce all Borrower's rights under any lease now or hereafter affecting the Property. The foregoing assignment shall be fully operative without any further action on the part of either party and specifically Lender shall be entitled, at its option upon the occurrence of a default hereunder, to all rents, royalties, issues, profits, revenue, income and other benefits from the Property whether or not Lender takes possession of the Property. Upon any such default hereunder, the permission hereby given to Borrower to collect such rents, royalties, issues, profits, revenue, income and other benefits from the Property shall terminate and such permission shall not be reinstated upon a cure of the default without Lender's specific consent. Neither the exercise of any rights under this paragraph by Lender nor the application of any such rents, royalties, issues, profits, revenue, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any default or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative of all other rights and remedies.

(E)
ASSIGNMENT OF LEASES. TOGETHER WITH all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Property together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease. The foregoing assignment of any lease shall not be deemed to impose upon Lender any of the obligations or duties of Borrower provided in any such lease, and Borrower agrees to fully perform all obligations of the lessor under all such leases. Upon Lender's request, Borrower agrees to send to Lender a list, or copy, of all leases covered by the foregoing assign ment and as any such lease shall expire or terminate or as any new lease shall be made, Borrower shall so notify Lender in order that at all times Lender shall have a current list of all leases affecting the Property. Lender shall have the right, at any time and from time to time, to notify any lessee of the rights of Lender as provided by this paragraph. From time to time, upon request of Lender, Borrower shall specifically assign to Lender as additional security hereunder, by an instrument in writing in such form as may be approved by Lender, all right, title and interest of Borrower in and to any and all leases now or hereafter on or affecting the Mortgaged Property, together with all security therefor and all monies payable thereunder, subject to the conditional permission hereinabove given to Borrower to collect the rentals and enforce its rights under any such lease. Borrower shall also execute and deliver to Lender any notification, financing statement or other document reasonably required by Lender to perfect the foregoing assignment as to any such lease. Upon the reasonable request of the Lender, the Borrower shall provide the Lender with estoppel letters or certificates from the various tenants, if any, occupying the Mortgaged Property, stating in detail, the current status of their lease and/or occupancy of the Mortgaged Property.

This instrument constitutes an absolute and present assignment of the rents, royalties, issues, profits, revenue, income and other benefits derived from the rental of the Mortgaged Property, subject, however, to the conditional permission given to Borrower to collect, receive, take, use and enjoy the same and enforce its rights as provided hereinabove; provided, further, that the existence or exercise of such right of Borrower shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Borrower, and any such subsequent assignment by Borrower shall be subject to the rights of Lender hereunder.

(F)
FIXTURES. TOGETHER WITH a security interest in (i) all property and fixtures affixed to or located on the Property which, to the fullest extent permitted by law shall be deemed fixtures and a part of the Property; (ii) all materials delivered to the Property for use in any construction being conducted thereon, and owned by Borrower; (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of any of the foregoing; (iv) all contract rights, general intangibles, water and sewer payments, leases and lease payments, eminent domain awards, insurance policies and proceeds, actions and rights in action, as all of the same may relate to the Property; (v) all contracts, agreements, licenses and permits, now or hereafter in existence, used by the Borrower in connection with the occupancy of the Land; and (vi) all instruments, documents, chattel papers and general business intangibles relating to or arising from the collateral described in this paragraph (F) and all cash and non-cash proceeds and products thereof. The foregoing items (i), (ii) and (iii) excluding all intellectual property of Borrower (hereinafter the "Tangible Property") include (a) all rights, title and interest of Borrower in and to the minerals, soil, flowers, shrubs, crops, trees, timber and other emblements now or hereafter on the Property or under or above the same or any part or parcel thereof; (b) all machinery, apparatus, equipment, fittings, fixtures, actually or constructively attached to the Property and used in the operation of the building located on the Property, including all domestic and ornamental fixtures of every kind and nature whatsoever now or hereafter located in, upon or under the Property or any part thereof and used or usable in connection with any present or future operation of the building located on the Property and now owned or hereafter acquired by Borrower; together with all building materials and equipment now or hereafter delivered to the Property and intended to be installed therein, including but not limited to lumber, plaster, cement, shingles, roofing, plumbing, fixtures, pipe, lath, wallboard, cabinets, nails, sinks, toilets, furnaces, heaters, brick, tile, water heaters, screens, window frames, glass doors, flooring, paint, lighting fixtures and heating and ventilating equipment; together with all proceeds, additions and accessions thereto and replacements thereof, For clarity, the items noted in the preceding sub-section (b) specifically exclude any manufacturing, research and development and other laboratory equipment utilized by Borrower or any subsidiary of Borrower in connection with Borrower's business operations; (c) all of the water, sanitary and storm sewer systems now or hereafter owned by the Borrower which are now or hereafter located by, over and upon the Property or any part and parcel thereof, and which water system includes all water mains, service laterals, hydrants, valves and appurtenances, and which sewer system includes all sanitary sewer lines, including mains, laterals, manholes, sewer and water tap units, and appurtenances thereto; and (d) all paving for streets, roads, walkways or entrance ways now or hereafter owned by Borrower and which are now or hereafter located on the Property or any part or parcel thereof. The foregoing items (iv), (v) and (vi) (hereinafter the "Intangible Collateral") include (aa) all sewer permits, connection fees, impact fees, reservation fees, and other deposits or payments made in connection with the reservation, allocation, permitting or providing of wastewater treatment and potable water to the Property and any and all claims or demands relating thereto, now owned or which may hereafter be acquired by Borrower, together with all right, title, interest, equity, estate, demand or claim to the provision of wastewater treatment and potable water to the Property, now existing or which may hereafter be acquired by Borrower; (bb) all of Borrower's interest as lessor in and to all leases or rental arrangements of the Property or any part thereof, heretofore made and entered into, and in and to all leases or rental arrangements hereafter made and entered into by Borrower during the life of the security agreements or any extension or renewal thereof, together with all rents and payments in lieu of rents, together with any and all guarantees of such leases or rental arrangements and including all present and future security deposits and advance rentals; (cc) any and all awards or payments, including interest thereon and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of or decrease in the value of the Property; (dd) all of the right, title and interest of the Borrower in and to all unearned premiums accrued, accruing or to accrue under any and all hazard, flood, if applicable, and general liability insurance policies now or hereafter provided pursuant to the terms of security agreements, and all proceeds or sums payable for the loss of or damage to the Property herein, or rents, revenues, income, profits or proceeds derived from leases of or on any part of the Property, but not derived from Borrower's manufacturing or research and development; (ee) all contracts and contract rights of Borrower arising from contracts entered into in connection with development, construction upon or occupancy of the Property, including but not limited to, all deposits held by or on behalf of the Borrower and all management and service agreements related to occupancy of the Property; and (ff) all of Borrower's interest in all utility security deposits or bonds on the Property or any part or parcel thereof. Borrower (Debtor) hereby grants to Lender (Creditor) a security interest in all of the foregoing items (i) through (vi).

(G)
SECURITY AGREEMENT. To the extent any of the property described above encumbered by this Mortgage from time to time constitutes the type of property subject to the provisions of the Florida Uniform Commercial Code (the "Code"), this Mortgage constitutes a "Security Agreement", "Financing Statement" and "Fixture Filing" for all purposes under the

Code. Without limitation, Lender, at its election, upon Borrower's default under this Mortgage continuing beyond any applicable curative period, will have all rights, powers, privileges, and remedies from time to time available to a secured party under the provisions of the Code with respect to such property. Notwithstanding any provision of this Mortgage to the contrary, Borrower and Lender agree that, unless and until Lender affirmatively elects otherwise, all property described above in any manner used, useful, or intended to be used for the improvement of, or production of leasing income from, the Property is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such items are physically attached to the Improvements; (ii) serial numbers are used for the better identification of certain equipment; or (iii) any such item is referred to or reflected in any financing statement filed or recorded at any time. Similarly, the mention in any financing statement of the rights in, or the proceeds of, any fire and/or hazard insurance policy, or any award in eminent domain proceedings for a taking or for loss of value, or Borrower's interest as lessor in any present or future lease or rights to income growing out of the use of the Mortgage Property, whether pursuant to a lease or otherwise, shall not be construed as altering any of Lender's rights as determined by this Mortgage, or otherwise available at law or in equity, or impugning the priority of this Mortgage, or the Loan Documents, or both, but such mention in any financing statement is declared to be for Lender's protection if, as, and when any court holds that notice of Lender's priority of interest, to be effective against a particular class of persons, including the Federal government and any subdivisions or entity of the Federal government, must be perfected in the manner required by the Code. Borrower agrees to execute and deliver on demand and does hereby appoint Lender as its attorney-in-fact to execute, deliver, record, and file such other security agreements, financing statements and other instruments as Lender may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property.

Everything referred to in paragraphs (A), (B), (C), (D), (E), (F) and (G) hereof and any additional property hereafter acquired by Borrower to be used in connection with the Property and subject to the lien of this Mortgage or intended to be so is herein referred to as the "Mort gaged Property".

TO HAVE AND TO HOLD the same, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and the rever sion and reversions, remainder or remainders, rents, issues, and profits thereof, and also all the estate, right, title, interest, homestead, dower and right of dower, separate estate, possession, claim and demand whatsoever, as well in law as in equity, of the said Borrower in and to the same, and every part thereof, with the appurtenances of the said Borrower in and to the same, and every part and parcel thereof unto the said Lender in fee simple.

And the Borrower hereby covenants with the Lender, that the Borrower is indefeasibly seized of the Land in fee simple; that the Borrower has full power and lawful right to convey the same in fee simple as aforesaid; that the Land is and will remain free from all encumbrances except taxes for the current year; that said Borrower will make such further assurances to prove the fee simple title to the Land in said Borrower as may be reasonably required, and that said Borrower does hereby fully warrant the title to the Land, and every part thereof, and will defend the same against the lawful claims of all persons whomsoever.

PROVIDED ALWAYS, that if the Borrower shall well and truly pay said indebtedness unto the Lender, and any renewals or extensions thereof, and the interest thereon, together with all costs, charges and expenses, including a reasonable attorney's fee, which the Lender may incur or be put to in collecting the same by foreclosure, or otherwise, and shall duly, promptly, and fully perform, discharge, execute, effect, complete, and comply with and abide by each and every stipulation, agreement, condition, and covenant of the Note and of this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void.

And the Borrower hereby further covenants as follows:

1.
Payment. That Borrower will pay all and singular the principal and interest and the various and sundry sums of money payable by virtue of the Note and this Mortgage, each and every, promptly on the days respectively the same severally become due. If any payment hereunder (other than the final payment) is not made within ten (10) days after it is due, the Borrower shall pay to Lender a late charge equal to five percent (5%) of the late payment. It is further agreed that any sums, including without limitation payments of principal and interest on said Note, which shall not be paid when due, subject to any applicable grace and/or cure periods and whether becoming due by lapse of time or by reason of acceleration under the provisions herein stated, shall bear interest at the Default Rate, as defined in the Note, and shall be secured by the lien of this Mortgage.

2.
Taxes, etc. That Borrower will pay, when due and before any penalty attaches, all real estate taxes, other taxes associated with the Mortgaged Property, assessments, water rates, and other governmental or municipal charges, fines, or impositions, on the Mortgaged Property for which provision has not been made hereinbefore, and in default thereof the Lender may pay the same, and all such sums so paid by the Lender shall be immediately due and payable, and shall be secured by the lien of this Mortgage; and the Borrower will promptly deliver the official receipts therefor to the Lender. On or before March 1st of each year during the term of this Mortgage, the Borrower shall provide the Lender with paid receipts evidencing the payment of all real estate and all other taxes with respect to the Mortgaged Property.

3.
Waste; Repairs. That Borrower will permit, commit, or suffer no waste, impair- ment, or deterioration of the Mortgaged Property or any part thereof; and in the event of the failure of the Borrower to keep any buildings on said premises and those to be erected on the Mortgaged Property or improvements thereon, in good repair, the Lender may, after giving the Borrower written notice and ten (10) days to cure any such defects, make such repairs, as in its discretion, it may deem necessary for the proper preservation thereof, and the full amount of each and every such payment shall be immediately due and payable, and shall be secured by the lien of this Mortgage. Borrower will notify Lender in writing within five (5) days of any injury, damage or impairment of or occurring on the Mortgaged Property including, but not limited to, serious injury or loss by death or otherwise occurring on the Mortgaged Property

4.
Use and Alteration of Mortgaged Property. Unless required by applicable law or unless Lender has otherwise agreed in writing, Borrower shall not allow changes in the nature of the occupancy for which the Mortgaged Property was intended at the time this Mortgage was executed. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's written consent. Borrower shall not make any change in the use of the Mortgaged Property which will create a fire or other hazard not in existence on the date hereof, nor shall Borrower in any way increase any hazard. Without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, Borrower may not remove or demolish any building or improvement, nor may Borrower materially structurally alter any building or improvement that would change the use of the Mortgaged Property or that would otherwise decrease its value, nor shall any fixture or chattel covered by this Mortgage be removed at any time unless simultaneously replaced by an article of equal kind, quality and value owned by Borrower, and which is unencumbered except by the lien of this Mortgage and other instruments of security securing the Note.

5.
Surface Alteration and Mineral Rights. Borrower shall not consent to, permit or indulge in any entry, either by itself or by any others, upon the surface of the Land for the purpose of exploration, drilling, prospecting, mining, excavation or removal of any earth, sand, dirt, rock, minerals, oil or any other substance without the Lender's approval and written consent.

6.
Collection Expenses. All parties liable for the payment of the Note agree to pay the Lender all costs incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such costs and expenses shall include, but are not limited to, reasonable attorneys' fees, filing fees, costs of publication, deposition fees, stenographer fees, witness fees, title search or abstract costs and other court and related costs incurred or paid by Lender in any action, proceeding or dispute in which Lender is made a part or appears as a party plaintiff or party defendant because of the failure of the Borrower promptly and fully to perform and comply with all conditions and covenants of this Mortgage, the Note secured hereby, or any other Loan Document, including but not limited to, the foreclosure of this Mortgage, condemnation of all or part of the Mortgaged Property, or any action to protect the security thereof. Sums advanced by the Lender for the payment of collec tion costs and expenses shall accrue interest at the Default Rate, as defined in the Note, from the time they are advanced or paid by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

7.
Attorneys' Fees. All parties liable for the payment of the Note agree to pay the Lender reasonable attorneys' fees incurred by the Lender, whether or not an action be brought, in collecting the sums due under the Note, enforcing the performance and/or protecting its rights under the Loan Documents and in realizing on any of the security for the Note. Such reasonable attorneys' fees shall include, but not be limited to, fees for attorneys, paralegals, legal assistants, and expenses incurred in any and all judicial, bankruptcy, reorganization, administrative receivership, or other proceedings affecting creditor's rights and involving a claim under the Note or any Loan Document, which such proceedings may arise before or after entry of a final judgment. Such fees shall be paid regardless whether suit is brought and shall include all fees incurred by Lender at all trial and appellate levels including bankruptcy court. Sums advanced by the Lender for the payment of attorneys' fees shall accrue interest at the Default Rate, as defined in the Note, from the time they are advanced by the Lender, and shall be due and payable upon payment by Lender without notice or demand and shall be secured by the lien of the Mortgage.

8.
Insurance.

(a)
Insurance Requirements. Borrower shall keep the Mortgaged Property insured for the benefit of Lender against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke; and such other hazards, including, but not limited to, prior to commencement of leasing activity, six (6) months business interruption insurance covering loss of rents, revenues, income, profits or proceeds from leases, franchises, concessions or licenses of or on any part of the Mortgaged Property, as Lender may from time to time require; all in amounts approved by Lender not less than one hundred percent (100%) of full replacement value; all insurance herein provided for shall be in form and underwritten by companies approved by Lender; and, regardless of the types or amounts of insurance required and approved by Lender.

(b)
Public Liability Insurance. The Borrower shall at all times maintain public liability insurance and Workers Compensation policies insuring against all claims for personal or bodily injury, death or property damage occurring upon, in or about the Mortgaged Property in amounts not less than $1,000,000.00 for bodily injury and property damage combined arising out of any one occurrence, and $1,000,000.00 for personal injury and damages arising out of any one occurrence, with a general aggregate limit of not less than $2,000,000.00. Such insurance coverage shall be in form and with companies approved by the Lender. Borrower shall furnish to Lender evidence that such insurance is in effect, upon request, at no cost to Lender. All such policies shall name Lender as an additional insured.

(c)
Flood Insurance. If required, insurance under the Federal Flood Insurance program shall be maintained at all times within the minimum requirements and amounts required under said program for federally financed or assisted loans under the Flood Disaster Protection Act of 1973, as amended. Borrower shall maintain insurance on the Property as required by the Lender and shall otherwise comply with the requirements as set forth in the Loan Agreement.

(d)
Minimum Insurance Coverage. In the absence of written direction from Lender, the insurance amount required herein shall not be less than such amount as may be required to prevent Borrower from becoming co-insurer under the terms of any applicable policy, or the amount of the indebtedness secured hereby, whichever is greater.

(e)
Renewal. Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Borrower pursuant to this paragraph, and of each policy of insurance held as additional collateral to secure the indebtedness secured hereby, Borrower shall deliver to Lender a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Lender.

(f)
Notice of Cancellation. All policies of insurance shall provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Lender and Borrower of written notice thereof.

(g)
Assignment to Lender; Application of Payments. All policies of insurance and renewals thereof which insure against any loss or damage to the Mortgaged Property, shall be held by the Lender and shall contain a non-contributory standard Mortgagee's endorsement making losses payable to the Lender as its interest may appear. Borrower shall furnish to Lender evidence of insurable value, upon request, at no cost to Lender. The delivery of the insurance policies shall constitute, as further security for the payment of the Note, an assignment of the benefits, but not the obligations, of such policies and an assignment of all unearned premiums existing from time to time thereon. In event of loss, Borrower will give immediate notice by mail to Lender, and Lender may make proof of loss if not made promptly by Borrower, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Lender instead of to Borrower and Lender jointly, and the insurance proceeds, or any part thereof, may be applied by Lender either to the repayment of monies paid or advanced by Lender on behalf of the Borrower, or to the payment of interest due on the Note, or to the payment of principal due under the Note or to the restoration or repair of the Mortgaged Property as the Lender, at its sole option, may elect.

(h)
Foreclosure; Successor in Interest. In the event of a foreclosure of this Mortgage, or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, the purchaser of the Mortgaged Property shall succeed to all the rights of Borrower, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Lender, with respect to all property herein encumbered.

(i)
Failure to Provide Insurance. Should Borrower fail to provide the insurance required by the Loan Documents, or fail to continue any previously provided insurance in full force and effect, Borrower acknowledges and agrees that Lender may obtain any required insurance at Borrowers expense. The cost of any such insurance paid by the Lender shall accrue interest at the Default Rate, as defined in the Note, from the time they are advanced or paid by the Lender and shall be immediately due and payable and shall be secured by the lien of this Mortgage. Borrower acknowledges that if Lender purchases any such insurance, the insurance may provide only limited protection against physical damage to the real property up to the outstanding principal balance of the Note; however, Borrower's equity in the Property may not be insured. Further, any such insurance purchased by the Lender may not provide any liability or property damage indemnification and may not meet the requirements of any financial responsibility laws.

9.
Event of Default. The occurrence of any of the following constitutes an Event of Default by Borrower under this Mortgage and, at the option of the Lender, under the Loan Documents:

(a)
Scheduled Payment. Subject to any applicable graced and/or cure periods, Borrower's failure to make any other payment required by the Note on or before the date it is due, without further notice or demand.

(b)
Monetary Default. Borrower's failure to make any other payment required by this Mortgage, or the other Loan Documents, or one or more of the foregoing, within fifteen (15) days after written demand therefore.

Other. Borrower's continued failure to duly observe or perform any other covenant, condition, agreement or obligation imposed upon Borrower by any Loan Document, for a period of thirty (30) days after written demand; provided (i) if Borrower reasonably cannot perform within such thirty (30) day period, and in Lender's judgment, Lender's security reasonably will not be impaired and Borrower is proceeding in good faith to cure, perform and observe such covenant, condition, agreement or obligation, Borrower may have such additional time to perform as Borrower reasonably may require; and (ii) if Lender's security reasonably will be materially impaired if Borrower does not perform in less than thirty (30) days, Borrower will have only such period following written demand in which to perform as Lender reasonably may specify.

(c)
Representation. Any verbal or written representation, statement or warranty of Borrower, any co-signer, endorser, surety or guarantor of the Note, contained in the Note, this Mortgage or any other Loan Document, or in any certificate delivered pursuant hereto, or in any other instrument or statement made or furnished in connection herewith, proves to be incorrect or misleading in any material respect as of the time when the same shall have been made, including, without limitation, any and all financial statements furnished by Borrower to Lender as an inducement to Lender's making the loan evidenced by the Note or pursuant to any provision of this Mortgage.

(d)
Dissolution. The dissolution of the Borrower.

(e)
Insolvency. If (i) a petition is filed by the Borrower seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, or (ii) a petition is filed against the Borrower, which is not dismissed within sixty (60) days after filing, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, or (iii) Borrower seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all of the rent, revenues, issues, earnings, profits or income of any part of the Mortgaged Property, or

(iv) Borrower makes any general assignment for the benefit of creditor, or (v) Borrower makes any admission in writing of its inability to pay its debts generally as they become due, or (vi) Borrower is "insolvent", as hereafter defined; or (vii) any trustee, receiver or liquidator of Borrower or of all or any part of the Mortgaged Property or of any or all of the Rents thereof is appointed who is not discharged within sixty (60) days after its appointment. For purposes of this paragraph, a person or entity shall be deemed to be insolvent, if they are unable to pay their debts as they become due and/or if the fair market value of their assets does not exceed their aggregate liabilities.

(f) Foreclosure Proceedings. The filing of a foreclosure proceeding by the owner and holder of any mortgage or lien affecting the Mortgaged Property, regardless of whether same is or is asserted to be prior or inferior in dignity and enforceability to the lien and security interest of this Mortgage.

10.
Remedies. Upon the occurrence of any default continuing beyond any applicable curative period under this Mortgage or any other Loan Document, as provided in the preceding paragraph, Lender may exercise any one or more of the following rights and remedies, in addition to all other rights and remedies otherwise available at law or in equity:

(a)
Other Documents. To pursue any right or remedy provided by the Loan Documents including the right to sue for collection of all sums due and payable of the indebted ness secured hereby.

(b)
Collect Rents. To collect all rents, issues, profits, revenues, income, proceeds or other benefits derived from leasing of the Mortgaged Property.

(c)
Acceleration. To declare the entire unpaid amount of the indebtedness secured hereby immediately due and payable.

(d)
Foreclosure. To foreclose the lien of this Mortgage, and obtain possession of the Mortgaged Property, or either, by any lawful procedure.

(e)
Code Rights. To exercise any right or remedy available to Lender as a secured party under the Code, as it from time to time is in force and effect, with respect to any portion of the Mortgaged Property or the Intangible Collateral then constituting property subject to the provisions of the Code; or Lender, at its option, may elect to treat the Mortgaged Property or the Intangible Collateral, or any combination, as real property, or an interest therein, for remedial purposes.

(f)
Receiver. To apply, on ex parte motion to any court of competent juris- diction, for and obtain the appointment of a receiver to take charge of, manage, preserve, protect, complete construction of, and operate the Mortgaged Property, and any business or businesses situated thereon, or any combination; to collect the rents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Mortgaged Property; and, after payment of the expenses of the receivership, including reasonable attorneys' and legal assistants' fees, and after compensation to the receiver for management and completion of the Mortgaged Property, to apply all net proceeds derived therefrom in reduction of the indebtedness secured hereby or in such other manner as the court shall direct. The appointment of such receiver shall be a matter of strict right to Lender, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the indebtedness secured hereby. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage until paid. The receiver, personally or through agents, may exclude Borrower wholly from the Mortgaged Property and have, hold, use, operate, manage, and control the Mortgaged Property, and may in the name of Borrower exercise all of Borrower's rights and powers to maintain, construct, operate, restore, insure, and keep insured the Mortgaged Property in such manner as such receiver deems appropriate.

(g)
Relief from Stay. In the event the Borrower shall default under the terms of Paragraph 9(f) of this Mortgage the Lender shall thereupon be entitled to relief from any automatic stay imposed by Title XI of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to the Lender as provided in the Loan Documents and as otherwise provided by law.

(h)
Other Security. Lender may proceed to realize upon any and all other security for the indebtedness secured hereby in such order as Lender may elect; and no such action, suit, proceeding, judgment, levy, execution, or other process will constitute an election of remedies by Lender, or will in any manner alter, diminish, or impair the lien and security interest created by this Mortgage, unless and until the indebtedness secured hereby is paid in full.

(i)
Advances. To advance such monies, and take such other action, as is authorized by Paragraphs 2, 3 and 8 above. All such advances shall bear interest at the Default Rate, as defined in the Note, and shall be immediately due and payable by Borrower to Lender without demand therefor, and such advances together with interest and costs accruing thereon shall be secured by this Mortgage.

11.
Exercise of Remedies. The remedies of Lender as provided in the Loan Docu- ments, shall be cumulative and concurrent and may be pursued singly, successively or together,

at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act, or omission or commission or waiver of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective unless set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

12.
Eminent Domain. If all or any material part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage taking by any governmental authority or any other authority authorized by applicable laws to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire indebtedness and other sums secured hereby shall, at the option of the Lender, become immediately due and payable. Lender shall be entitled to all compensation awards, damages, claims, rights of action and proceeds of, or on account of any damage or taking through condemnation is hereby authorized, at its option, to commence, appear in and prosecute, in its own or Borrower's name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action and proceeds, and any other payments or relief, and the right thereto are hereby assigned by Borrower to Lender, who, after deducting therefrom all its expenses, including attorneys' fees, may release any money received by it without affecting the lien of this Mortgage or may apply the same, in such manner as Lender shall determine, to the reduction of the sum secured hereby.

13.
Consent to Transfer. In the event the Borrower, without the prior written consent of the Lender, (a) shall sell, convey, transfer (including a transfer by agreement for deed or land contract) the Mortgaged Property or any part thereof or any interest therein, or (b) shall be divested of title or any interest in the Mortgaged Property in any manner or way, whether voluntary or involuntary, or (c) enters into an oral or written agreement to lease the entire fee simple interest of the Mo1tgaged Property (and not simply the improvements or buildings located thereon) not in the ordinary course of business or (d) further encumbers the Mortgaged Property then the entire balance of the indebtedness evidenced by the Note shall be accelerated and become immediately due and payable, at the option of the Lender upon ten (10) days written notice to the Borrower. In the event the Lender elects to accelerate the entire balance of the indebtedness, the Lender shall have no obligation to allege or show any impairment of its security and may pursue any legal or equitable remedies for default in such payment without allegation or showing. It is specifically understood by the parties that as a condition of granting its approval required by this paragraph, the Lender may adjust the interest rate stated in the Note.

14.
Future Advances. Upon request of Borrower, Lender, at Lender's option, within fifteen (15) years from date of this Mortgage, may make future advances to Borrower. It is hereby specifically agreed that any sum or sums which may be loaned or advanced by the Lender to the Borrower at any time after the recording of this indenture, together with interest thereon at the rate agreed upon at the time of such loan or advance, shall be equally secured with and have the same priority as the original indebtedness and be subject to all the terms and provisions of this Mortgage, providing that the aggregate amount of principal outstanding at any time shall not exceed an amount equal to two (2) times the principal amount originally secured hereby.

15.
Loan Agreement. This Mortgage is subject to and secures the terms, provisions and conditions of that certain Loan Agreement (the "Loan Agreement") of even date entered into between the Borrower and the Lender herein, which is by reference incorporated herein and made a part hereof.

16.
Financial Information. The Borrower will keep its books of account in accordance with generally accepted accounting practices, or other recognized accounting principles acceptable to Lender, and will furnish the Lender with the financial information as set forth in the Loan Agreement.

17.
Environmental Agreement. Borrower hereby represents that neither Borrower nor any other person has ever used the Mortgaged Property as a storage facility for any "Hazardous Substances".

Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid incurred or suffered by, or asserted against, Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local "Superfund" "Superlien" laws, statutes, law ordinance, code, rule, regulation, order or decree regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), regardless of whether within the control of Lender, so long as the act or omission in question occurs prior to the sale of the Mortgaged Property pursuant to the provisions of paragraph 10 hereof and complete dispossession of Borrower thereunder.

For purposes of this Mortgage, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency ("EPA") and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.

If Borrower receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance on the Mortgaged Property or in connection with Borrower's operations thereon or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Borrower (an "Environmental Complaint") from any person or entity (including without limitation the EPA) then Borrower shall immediately notify Lender orally and in writing of said notice.

Lender shall have the right but not the obligation, and without limitation of Lender's rights under this Mortgage, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other action against Borrower and/or which, in the sole opinion of Lender, could jeopardize its security under this Mortgage. All reasonable costs and expenses incurred by Lender in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Borrower upon demand.

Lender shall have the right, in its reasonable discretion to require Borrower to periodically (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Borrower's expense) an environmental audit and, if deemed necessary by Lender, an environmental risk assessment, each of which must be satisfactory to Lender, of the Mortgaged Property, hazardous waste management practices and/or hazardous waste disposal sites used by Borrower. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Lender. Should Borrower fail to perform said environmental audit or risk assessment within 30 days of the Lender's written request, Lender shall have the right but not the obligation to retain an environmental consultant to perform said environmental audit or risk assessment. All costs and expenses incurred by Lender in the exercise of such rights shall be secured by this Mortgage and shall be payable by Borrower upon demand or charged to Borrower's loan balance at the discretion of Lender.

Any breach of any warranty, representation or agreement contained in this Section shall be a default hereunder and shall entitle Lender to exercise any and all remedies provided in this Mortgage or otherwise permitted by law.

The provisions of this paragraph will survive the foreclosure of this Mortgage or any deed in lieu of foreclosure delivered to Lender by Borrower.

18.
After Acquired Property. Without the necessity of any further act of Borrower or Lender, the lien of, and security interest created by, this Mortgage automatically will extend to and include (i) any and all renewals, replacements, substitutions, accessions, proceeds, or physical additions of or to the Mortgaged Property, the Rents, and the Intangible Collateral, excluding Borrower's intellectual property and (ii) any and all monies and other property that from time to time may, either by delivery to Lender or by any instrument (including this Mortgage) be subjected to such lien and security interest by Borrower, or by anyone on behalf of Borrower, or with the consent of Borrower, or which otherwise may come into the possession or otherwise be subject to the control of Lender pursuant to this Mortgage, or the Loan Documents, or both.

19.
Appraisal. Notwithstanding any term or provision hereof to the contrary, if at any time the Lender in its sole discretion reasonably believes that the value of the Mortgaged Property may have declined or that the value of the Mortgaged Property is less than the value utilized by the Lender at the time of loan approval or renewal, within thirty (30) days from Lender's written request to Borrower therefor, Borrower shall provide Lender, at Borrower's sole cost and expense, a current appraisal of the Mortgaged Property to be ordered by the Lender from an appraiser designated by Lender and in form and content as required by Lender. Borrower shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser's performance and preparation of such appraisal. Borrower's failure to promptly and fully comply with Lender's requirements under this paragraph shall, without further notice, constitute an Event of Default under this Mortgage, the Note and the other Loan Documents.

20.
Inspection. Lender shall be entitled to inspect the Mortgaged Property and Borrower agrees to permit Lender, or its agents or employees, access to the Mortgaged Property for such purpose, all at such reasonable time upon reasonable notice to Borrower of the date and time of such inspection and as often as the Lender may request.

21.
Choice of Law and Venue. This Mortgage shall be governed by the Laws of the State of Florida, and the United States of America, whichever the context may require or permit. The Borrower expressly agrees that proper venue for any action which may be brought under this Mo1tgage in addition to any other venue permitted by law shall be any county in which property encumbered by the Mortgage is located as well as Orange County, Florida. Should Lender institute any action under this Mortgage, the Borrower hereby submits itself to the jurisdiction of any court sitting in Florida.

22.
Debtor-Creditor Relationship Only. It is understood by and between Lender and its successors, or assigns and the Borrower, that the funds received on the Note which are secured by this Mortgage, create the relationship of Lender and Borrower and it is not the intention of the parties to create the relationship of a partnership, a joint venture or syndicate, or mutual enterprise or endeavor.

23.
Taxes on Note and Mortgage. Borrower agrees to pay any and all taxes which may be levied or assessed directly or indirectly upon the Note and this Mortgage (except for income taxes payable by the holder thereof) or the debt secured hereby without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon the Lender, its successors or assigns. Upon violation of this agreement, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by the Borrower is legally inoperative, or if any court of competent jurisdiction shall render a decision that the rate of said tax when added to the rate of interest provided for in said Mortgage Note exceeds the then maximum rate of interest allowed by law, then, and in any such event, the debt hereby secured shall, at the option of the Lender, its successors or assigns, become immediately due and payable, anything contained in this Mortgage or in the Mortgage Note secured hereby notwith standing, without the imposition of premium or penalty. The additional amounts which may become due and payable hereunder shall be part of the debt secured by this Mortgage.

24.
Time of the Essence. Time is of the essence with respect to each provision of this Mortgage where a time or date for performance is stated. All time periods or dates for performance stated in this Mortgage are material provisions of this Mortgage.

25.
Captions and Pronouns. The captions and headings of the various sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

26.
Corporate Authority. The Board of Directors of the Borrower have duly authorized the execution and delivery of this Mortgage and the Note, and there is no provision in the Articles of Incorporation or Bylaws of the Borrower requiring the consent of its shareholders to the execution and delivery of this Mortgage.

27.
Indemnification Agreement. The Borrower hereby indemnifies the law firm of Winderweedle, Haines, Ward & Woodman, P.A., and all of its attorneys, including, but not limited to [***] Esquire, from any and all loss, cost, expense, damage or claim, whether or not valid, including attorneys' fees and disbursements, arising under or in any way connected with Section 697.10 of the Florida Statutes or any similar law. The Borrower hereby verifies and confirms all factual information in this Mortgage, including the accuracy and correctness of the legal description set forth herein. In the event any factual errors are found in this Mortgage or in the legal description, the Borrower shall, at its own cost and expense, promptly correct or cause to be corrected subsequent to the date hereof any and all such errors with no further liability incurred by counsel for either the Borrower or the Lender. The Borrower shall promptly pay or cause to be paid all damages, claims or any other costs whatsoever arising out of any impairment of title due to or caused by any inaccuracy or incorrectness of the legal description set forth herein. Notwithstanding the foregoing, all rights are preserved against the Lender's title insurer, the surveyor, the engineer, if any, and the appraiser, if any, and after payment is made by the Borrower, the Borrower shall be subrogated to such rights.

28.
Notice. Any written notice, demand or request that is required to be made in any of the Loan Documents shall be served in person, or by registered or certified mail, return receipt requested, or by express mail or similar courier service, addressed to the party to be served at the address set forth in the first paragraph hereof. The addresses stated herein may be changed as to the applicable party by providing the other party with notice of such address change in the manner provided in this paragraph. In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the United States Postal Service because of insufficient address or because the party has moved or otherwise, other than for insufficient postage, such writing shall be deemed to have been received by the party to whom it was addressed on the date that such writing was initially placed in the United States Postal Service or courier service by the sender.

29.
Waiver of Trial By Jury. The Borrower and the Lender knowingly, volun- tarily and intentionally waive the right either may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Mortgage and any agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a material. inducement for the Lender entering into the loan evidenced by this Mortgage.

The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the said Borrower has executed these presents as of the day and year first above written in manner and form sufficient to be binding.

Signed, sealed and delivered HCW BIOLOGICS INC.,

in the presence of: a Delaware Corporation

/s/ *** By: /s/ Hing C. Wong

Name: *** Name: Hing C. Wong, Chief Executive Officer

“Borrower”

/s/***

Name: ***

STATE OF FLORIDA COUNTY OF BROWARD

The foregoing instrument was acknowledged before me by means of: (please check one)

[ ☑ ] physical presence; or

[ ] online notarization

this 11th day of August, 2022, by HING C. WONG, as Chief Executive Officer of HCW BIOLOGICS INC., a Delaware corporation, on behalf of the corporation. He: (please check one)

[ ] is personally known to me known to me;

[ ☑ ] has produced a Florida driver's license as identification; or

[ ]has produced __________________ as identification.

/s/ ***

Notary Public

My Commission Expires: ***